Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

MASTER LOAN AGREEMENT

This Master Loan Agreement is established as of May 07, 2010 between Farm Credit West, PCA a corporation organized and existing under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003-7301 (“Lender”) and each of the undersigned person(s) and/or entities (collectively, “Borrower”). This Agreement amends and restates a Master Loan Agreement between the Parties, dated 09/23/2005, which is replaced hereby. This Agreement shall remain in effect until all Indebtedness is paid in full and the Agreement is terminated in writing by Lender.

1. MASTER LOAN AGREEMENT.  On this date, and from time to time hereafter, Lender may make Loans to Borrower. Borrower and Lender (collectively, the “Parties”) enter into this Master Loan Agreement which, together with the applicable Supplement(s) and other Loan Documents, shall govern each separate Loan and all Indebtedness between the Parties. Unless stated to the contrary elsewhere, the provisions of all Loan Documents are incorporated by reference herein as if stated in full. For value received, Borrower promises to pay to order of Lender all Indebtedness governed by this Agreement. Nothing herein shall be construed to obligate Lender to restructure or renew any unpaid balance, any part thereof, or to make any additional or future loans or financial accommodations to Borrower.

1.1
SUPPLEMENTS. Loans made on and after the date of this Agreement will be evidenced by a “Promissory Note and Supplement to Master Loan Agreement” (“Supplement”). Each Supplement shall set forth the terms and conditions applicable to each Loan. All Supplements and attachments thereto, including all amendments, renewals, and restatements thereof, are incorporated by reference and made a part of this Agreement unless the contrary is stated in any Loan Document. In any conflict of terms between this Master Loan Agreement and any Supplement, the Supplement shall control, unless the contrary is specifically stated in the Supplement. Any amendment to this Master Loan Agreement shall control all Supplements, unless the contrary is stated in the amendment.

1.2
FUTURE CREDIT ACCOMMODATIONS. Borrower may apply for future loans, renewals of unpaid balances, refinancings, reschedulings, or other credit facilities or accommodations. Each loan application Borrower submits will be evaluated for eligibility and creditworthiness at the time of its submission. Nothing in this Agreement or any other agreement between Borrower and Lender shall be construed to obligate Lender to restructure or renew any unpaid balance, any part thereof, or to make any additional or future loans or financial accommodations to Borrower.

2. DEFINED TERMS. “Indebtedness” means all Loans, advances, obligations, covenants and duties of any kind owing by Borrower to Lender under this Agreement whether now existing or hereafter arising, absolute or contingent, due or to become due, and whether or not evidenced by any writing, this Agreement or any other Loan Document, and including all interest, charges, fees, attorney’s fees, expenses, and any other sum(s) chargeable to Borrower under this or any other related agreement. “Loan” or “Account” means each loan, credit facility or other obligation evidenced by any Supplement. “Agreement” means this Master Loan Agreement, including all Supplements, attachments and other agreements incorporated by reference and all amendments, modifications, and restatements thereof. “Loan Document” means this Agreement, and any Supplement, guaranty, Security Instrument, and any and all other documents or agreements executed in connection with this Agreement, any Loan or the Indebtedness, and all amendments, modifications, and restatements thereof.

2.1
OTHER LOANS WITH LENDER. Unless specifically stated to the contrary in writing by Lender, in this or any other document, this Master Loan Agreement shall not supersede or govern other notes, loan agreements, loans, and obligations by Borrower to Lender not contained in Supplements hereto. Such other loans shall continue to be governed by the applicable loan documents. This Agreement shall not be construed to waive any right(s) in or to discharge any note, guaranty, security instrument or indebtedness between the Parties not subject hereto unless the same has been specifically waived or discharged in writing by Lender.

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

3. SECURITY. All Indebtedness is secured by Borrower-owned stock or participation certificates required by Lender’s bylaws, any funds or accounts of Borrower held by or maintained with Lender, Lender's allocated surplus, and any other items which secure this Loan under applicable laws, regulations or Loan Documents (collectively, "Standard Security"). Loans may also be secured by other personal property and real property. Collateral may secure more than one Loan when so indicated. All liens and interests in Collateral will be evidenced by the appropriate Security Instrument granting such interest. “Collateral” means the Standard Security and all real and personal property, whether now owned or hereafter acquired, in which Lender now holds or later acquires a security interest or lien to secure this Agreement, any Loan or the Indebtedness. “Security Instrument” means any deed of trust, mortgage, security agreement, assignment or other document granting Lender a lien on, or security interest in, any real or personal property as security for this Agreement, any Loan or the Indebtedness.

4. DEFAULT. A default on any Supplement or the Indebtedness is a default on this Master Loan Agreement. A default on this Master Loan Agreement or any Supplement shall, at Lender’s option, also be a default on all Supplements and all the Indebtedness. Borrower is in default on this Master Loan Agreement, including any Supplement, under any one or more of the following circumstances (individually and collectively called an “Event of Default”): (a) Borrower or any guarantor fails to pay when due any Indebtedness or amount(s) owed under this Agreement or any other Loan Document; (b) Borrower or any guarantor is declared to be in default on this Agreement, any other Loan Document, or on any other loan or obligation of Borrower to Lender or in which Lender has an interest; (c) Borrower breaches any term, condition or representation in this Agreement or in any other Loan Document for this or any other loan by this or any other lender, including but not limited to any other Farm Credit lender; (d) Borrower's representation(s) to this or any other lender in connection with any loan are materially false or misleading; (e) Lender determines that Borrower is unable to repay as agreed the sums owed Lender under this Agreement, or Lender in good faith otherwise deems itself insecure; (f) Lender's reasonable determination that a material adverse change has occurred in the financial condition of Borrower or in the value of the Collateral; (g) Borrower's death, dissolution, incapacity or termination of existence; (h) Borrower's insolvency, business failure, application for or consent to appointment of a receiver/custodian or trustee for itself or any of its assets, or an assignment to an agent authorized to liquidate any substantial amount of assets, or an assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower, or any guarantor, endorser, or surety for Borrower; (i) Any judgment, writ, levy, lien, attachment, notice of tax lien, tax lien, or similar process is entered or filed against Borrower, any guarantor or any of Borrower's or any of guarantor's properties and is not vacated, bonded, or stayed to the satisfaction of Lender; (j) An Event of Default occurs under any guaranty given to Lender in connection with this Agreement, any Supplement or the Indebtedness; or any guarantor shall purport to terminate, repudiate or contest any such guaranty; or any guarantor who is a natural person shall die; or any guarantor that is not a natural person shall be dissolved or terminated; or (k) Borrower sells, leases, conveys, alienates, or transfers, or enters into any agreement for the sale, lease, conveyance, alienation, transfer or nonuse of any water or water rights, or “Water Asset”, as such may be defined in any deed of trust, mortgage, security agreement or other agreement relating to the pledge of water or water rights.

5. REMEDIES. If an Event of Default occurs, Lender shall have all rights, powers and remedies available under this Agreement, any other Loan Document, or provided by law or equity under applicable laws, including but not limited to: the right to declare, at Lender’s option, all or any portion of the Indebtedness immediately due and payable without prior recourse to the Collateral; Lender’s right to immediately terminate Borrower’s right to draw additional funds, and/or suspend or reduce Borrower’s credit or credit limit, all with or without notice to Borrower; and the right to foreclose on, or enforce any security interest in, any Collateral (all above collectively, “Remedies”). All Lender’s Remedies: (a) may be exercised at any time by Lender, or from time to time, after an Event of Default; (b) are cumulative and not exclusive; and (c) shall be in addition to any other rights or remedies provided by law or equity. Lender may enforce any security interest or lien in such manner and order, as to all or any part of the Collateral as Lender, in its sole judgment, deems appropriate. Borrower, to the extent possible, waives all rights, obligations, or defenses now or hereafter established by law relating to the Remedies.

5.1
ACCELERATION. If an Event of Default occurs, Lender may, at its option, declare all or any portion of the Indebtedness to be immediately due and payable without presentment, demand, notice of non-payment,

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

protest or prior recourse to Collateral, and terminate or suspend Borrower’s right to draw or request funds on any Loan or line of credit.

5.2
WAIVER. Lender’s failure to require strict compliance with any provision of this Agreement or any other agreement between Lender and Borrower shall not affect Lender’s right to require strict compliance with such provision. Lender’s suspension or waiver of an Event of Default shall not affect any other Event of Default or any of Lender’s remedies with respect thereto. Lender’s waiver or suspension of any rights under this or any other agreement, or Lender’s grant of any consent to Borrower, shall be effective only if such waiver, suspension, or consent is in writing and only to the extent specifically set forth in such writing.

6.
BORROWER'S REPRESENTATIONS AND WARRANTIES.  In addition to representations and warranties described in other Loan Documents, Borrower makes the following representations and warranties to Lender which remain in effect until all Indebtedness subject to this Agreement is repaid in full:

6.1
FINANCIAL STATEMENTS. All financial statements and other information both previously and hereafter furnished by Borrower to Lender are accurate in every material respect; there has not been any material adverse change in the financial condition of Borrower since the date of the last financial statement provided; Borrower has no material liabilities, fixed or contingent, which are not fully shown or provided for in the said financial statements as of the date thereof.

6.2	PROFIT AND LOSS INFORMATION. All submitted profit and loss information is accurate and complete.

6.3
SOLVENCY. Borrower has sufficient capital to carry on the business and is solvent and able to pay debts as they mature, and Borrower is generally paying such debts. Borrower owns property the fair market value of which exceeds the dollar amount required to pay Borrower's debts.

6.4
COMPLIANCE WITH LOAN TERMS. Borrower is performing on, or is in compliance with, all terms of all Borrower's other loans and obligations to all other creditors, if any, and all loans and obligations to Lender, whether or not subject to this Agreement.

6.5
LEGAL ENTITY WARRANTY AND CERTIFICATION. If Borrower is a legal entity, Borrower (and any person signing this Agreement in a representative capacity on behalf of Borrower) represents, warrants and certifies that Borrower is duly constituted under applicable laws and in good standing; that Borrower has the power, authority, and appropriate authorization to enter into this Agreement, all Security Instruments and any other Loan Document in connection with any Loan; that when executed this Agreement, all Security Instruments and any other Loan Document in connection with this Agreement shall be valid and legally binding on Borrower. If the Borrower is a trust, each trustee executing this Agreement on behalf of the trust also represents, warrants and certifies that this Agreement, all Security Instruments and other Loan Documents are being executed by all the currently acting trustees of the trust and that the trust has not been revoked, modified, or amended in any manner which would cause any of the foregoing to be incorrect.

6.6
HAZARDOUS SUBSTANCE INDEMNITY. Borrower indemnifies and agrees to hold Lender harmless from any losses or damages suffered by Lender that arise from the release, threatened release, discharge, manufacture, use, storage, transportation or presence of any hazardous substance in connection with the business of Borrower or on any real property owned or occupied by Borrower, whether or not pledged as security for this Agreement. The indemnity covers the officers, directors, agents, and attorneys of Lender and extends to attorney's fees and other costs and expenses incurred by Lender in connection with the foregoing. The term "hazardous" or "toxic" or subject to any other deleterious classification under any federal, state, or local law. This indemnity shall be construed as being in addition to any similar provision in any Security Instrument. NOTWITHSTANDING

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

ANY OTHER PROVISION OF THIS AGREEMENT OR THE LOAN DOCUMENTS, THIS INDEMNITY SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS.

7.	SPECIAL LOAN CONDITIONS, COVENANTS AND REQUIREMENTS. Borrower covenants and agrees with Lender as follows:

7.1	FINANCIAL PERFORMANCE.
7.1.1	No other financial performance covenants are imposed at this time unless provided elsewhere herein or in other Loan Documents.

7.2
INSURANCE. In addition to the insurance requirements described in other Loan Documents, Borrower shall provide, maintain and deliver to Lender fire and extended coverage, flood and any and all other types of insurance in terms and amounts as may be required by law or Lender from time to time, with loss payable endorsements solely in favor of Lender or, for real property secured loans, naming Lender as mortgagee.

7.3
FINANCIAL INFORMATION. At Lender's request, Borrower shall provide to Lender financial information in a form acceptable to Lender, including, when so required, a current balance sheet and income statement. In the case of multiple Borrowers, financial information must be provided for each Borrower as requested by Lender.

Financial Information shall be provided as described below:
7.3.1	Financial information shall be provided at such times during the term of this Agreement as Lender may request.

7.4	ENVIRONMENTAL. In addition to the environmental requirements described in other Loan Documents, Borrower shall comply with the following additional requirements:
7.4.1	No other environmental requirements are imposed at this time unless providedelsewhere herein or in other Loan Documents.

7.5
NEGATIVE COVENANTS. In addition to the negative covenants set forth in other Loan Documents, Borrower will not take any of the following actions without the prior written approval of Lender during the term of this Agreement and until all Loans are paid in full:

7.5.1	Sell Borrower's business, abandon or cease business operations, or merge orconsolidate with any third party or entity.
7.5.2	Dispose of all or a substantial portion of Borrower's business assets by sale, transfer, lease, gift, abandonment or otherwise, except for sales of inventory in the ordinary course of business.
7.5.3	Obtain credit or loans from other lenders other than trade credit customary in Borrower's business.
7.5.4	Become a guarantor or surety on, or otherwise become liable for, the debts orobligations of any third party person, or any entity or firm.
7.5.5	Mortgage, pledge, lease for a period exceeding one year or otherwise make or allow thefiling of a lien on any loan collateral.

8. AGENCY. Each of the undersigned hereby appoints each of the other undersigned as his, her or its agent for purposes of the within obligations until written notice of termination of such agency is actually received by Lender. This Agency shall include, but not be limited to, the authority to vote all stock or participation certificates required by Lender’s bylaws, request and receive Loan disbursements, and receive on behalf of all the undersigned any check, payment, document or notice given in connection with this Agreement or any Loan.

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

9. INSPECTION AND ACCESS. While this Agreement is in effect Borrower will: (a) at Lender's request, furnish information to Lender relating to Borrower's business and financial affairs, (b) permit Lender to examine Borrower's books and records; and (c) allow Lender to inspect and appraise Lender's Collateral at reasonable times and places.

10. REQUIRED ACTIONS. While this Agreement is in effect Borrower will: (a) maintain all other Loans with Lender in a current status; (b) comply with all terms and conditions of all other documents executed in connection with this Agreement; and (c) execute, deliver, file and or record such documents or instruments, or take such other actions, as may be reasonably required by Lender to effectuate the intention of this transaction, or to assure the enforceability and collectability of the Indebtedness, Note or any Security Instrument, Loan Document or lien, or to otherwise protect or enforce the rights of Lender thereunder.

11. MISCELLANEOUS COSTS. Lender may, but is not required to pay: (a) the cost of any services requested by Borrower and rendered by or through Lender such as credit life insurance or crop or property insurance; (b) any amounts required to satisfy taxes, assessments or liens on the Collateral, to maintain insurance, or to perform any other obligation under this Agreement or other Loan Documents; (c) all costs and expenses, including attorneys’ fees, incurred in connection with the preparation, execution, or administration of any Loan; (d) any bill of sale, sight or expense drafts drawn by Borrower and presented to Lender for payment of purchases or expenses authorized by Lender; and (e) charges by suppliers of goods or services included in any budget for which Borrower borrows funds hereunder. Lender may, at its option, add such amounts to any portion of the Loan, and charge interest on such amounts at the interest rate applicable to the Loan.

12. TRANSFER BY LENDER. Lender may sell, transfer or assign this Agreement or any portion thereof, and deliver to the transferee(s) ("Holder") all or any portion of the property then held by it as security hereunder, and the Holder shall thereupon become vested with all the power and rights herein given to Lender with respect thereto and at such time the term "Lender" as herein used shall be deemed to mean and include the "Holder"; and Lender shall thereafter be forever relieved and fully discharged from any and all liability or responsibility to Borrower, but Lender shall retain all rights and powers hereby given with respect to property not so transferred, sold or assigned.

13. FEES AND CHARGES OF ATTORNEYS AND OTHERS. In the event that Lender utilizes the services of attorneys, accountants, appraisers, consultants, or other professional or outside assistance, including the services of in-house counsel or any other attorney or professional who is an employee of Lender, the reasonable amount of fees, costs and expenses (“Expenses”) incurred by Lender to utilize such persons in connection with any of the following shall be payable by Borrower on demand and Lender may, at its option, add the amount of such Expenses to any portion of the Indebtedness, plus an appropriate amount of stock or participation certificates required as required by federal law or regulation or Lender’s bylaws, and charge interest on such amount at the interest rate applicable to such portion of the Indebtedness:
(a) The preparation, modification or enforcement of this Agreement and any other agreement or Loan Document incident to the Indebtedness or to the Collateral;
(b) Advising Lender concerning its legal rights and obligations with regard to this Agreement and any other agreement or Loan Document incident to the Indebtedness, or to the Collateral, including advising Lender with regard to the extent of Lender’s rights, if any, under the provisions of the Farm Credit Act of 1971, as amended, Farm Credit Administration regulations, any policy or program of Lender, or any other state or federal law;
(c) Any litigation, dispute, proceeding, or action (whether terminated or dismissed prior to judgment, reduced to judgement or otherwise finally resolved), and whether instituted by Lender, Borrower or any other person, relating to this Agreement, the Indebtedness or any Loan, any other Loan Document, the Collateral or Borrower’s affairs;
(d) The furtherance of Lender’s interest in any bankruptcy, insolvency, or reorganization case or proceeding instituted by or against Borrower, including any steps to (i) modify or terminate the automatic stay, (ii) prohibit or condition Borrower’s use of cash Collateral, (iii) object to any disclosure statement or plan, (iv) propose or confirm a plan, and (v) prosecute or defend adversary proceedings or contested matters, and take or defend examinations or discovery, whether or not related to any adversary proceeding or contested matter,

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

whether terminated or dismissed prior to judgment, reduced to judgement or otherwise finally resolved;
(e) The inspection, verification, protection, collection, processing, sale, liquidation, or disposition of the Collateral; and
(f) Any of the type of Expenses referred to in (a) through (e) above incurred by Lender in connection with any guaranty of the Indebtedness.

The Expenses described herein and elsewhere in this Agreement shall be in addition to those set forth in any Security Instrument, other Loan Document or any other written agreement between Lender and Borrower.

14. TRANSACTION SUMMARY. All disbursements and repayments shall be posted on Lender's accounting records. In its sole discretion, Lender may apply any payment received from or on behalf of Borrower and any proceeds of Collateral to interest, principal, or any part of the Indebtedness. Any payment received by Lender after Lender has closed its books for the day will be applied on the next business day. Periodically, Lender shall send Borrower a transaction summary, statement or a similar loan accounting. If Borrower fails to object to this accounting in writing within 30 days of its mailing by Lender, Borrower shall have waived any right to object to the accounting’s accuracy and the accounting may be admitted into evidence by Lender to establish the balance due Lender in any legal proceeding arising between the parties.

15. NOTICES. Borrower shall promptly give written notice to Lender of: (a) any enforcement action brought against Borrower by any governmental regulatory body or law enforcement authority or any dispute between Borrower and any such authority or body; (b) any pending or threatened litigation or court proceeding brought against Borrower; (c) the death or disability of any Borrower or guarantor; (d) any material adverse change in Borrower's business or financial condition; (e) the occurrence of any default or Event of Default, or any event that with a lapse of time or the giving of notice or both would become a default or an Event of Default under any obligation of Borrower to Lender or in which Lender has an interest; (f) any change in management or ownership of Borrower’s business or operations; (g) any default on loans or credit arrangements with any other creditors; (h) any location change or new location of Borrower’s office or site of operation; (i) any change to an out of state location for any Collateral; and (j) restriction, suspension, revocation or other change in any permit(s), license(s) or authority(ies) required to conduct Borrower's business.

16. LOAN CHARGES. If a law, which applies to this Agreement or any Loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Agreement exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected which exceeded permitted limits will be refunded to Borrower, without interest thereon. Lender may choose to make this refund by reducing the principal Borrower owes under this Agreement or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

17. BORROWER'S AUTHORITY. By signing this Agreement, Borrower warrants that Borrower has legal authority to enter into this transaction; that the terms and conditions of this Agreement, any other Loan Document and Security Instrument executed in connection herewith are legally binding on Borrower and do not contravene the terms and conditions of any other contract(s) of Borrower; that Borrower's representations in connection with this Agreement are true and accurate; that Borrower is not involved in, and has no expectations of involvement in, any legal action that might impair Borrower's financial condition or ability to continue business, and that Borrower is qualified and/or licensed to do business in all states requiring Borrower to be so qualified or licensed.

18. OBLIGATIONS OF PERSONS UNDER THIS AGREEMENT. The liability of each Borrower executing this Agreement shall be that of co-maker and not that of an endorser, guarantor or accommodation party and shall be joint and several. The separate and community property of any married person executing this Agreement shall be liable for the Indebtedness evidenced hereby.

19. SPECIFIC WAIVERS OF EACH BORROWER. The Loan Indebtedness of each Borrower is independent

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

of the Loan Indebtedness of all other Borrowers. Each Borrower expressly waives any right to require Lender to proceed against any other Borrower, to proceed against or exhaust any Collateral, to pursue any remedy Lender may have at any time, and the benefit of any statute of limitations affecting its liability under this Agreement or any other Loan Document. Each Borrower waives any and all defenses by reason of (a) any disability or other defense of any other Borrower with respect to the Indebtedness owed to Lender, (b) the termination for any reason whatsoever of the liability of any other Borrower, (c) any act or omission of Lender that directly or indirectly results in or aids the discharge or release of any other Borrower, any guarantor, or any security provided by any Borrower or guarantor, (d) the failure by Lender to perfect any security interest or lien on any Collateral, and (e) an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for this Agreement, has destroyed Borrower's rights of subrogation, contribution, reimbursement, indemnity, set off, or other recourse against another Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise or under similar laws in other jurisdictions.

19.1
BORROWER FURTHER AGREES. Each Borrower agrees that Lender may at any time, without notice, release all or any part of the Collateral securing the Indebtedness (including all or any part of the premises covered by any mortgage or deed of trust), grant extensions, change terms of payment, deferments, renewals or reamortizations of any part of the Indebtedness, and release from personal liability any one or more of the parties who are or may become liable for the Indebtedness; all without affecting the personal liability of any other party. Borrower also severally waives any and all other defense or right of offset against the Holder hereof. No Borrower shall have any right of subrogation, contribution, reimbursement, indemnity, set off, or other recourse and waives the benefit of, or any right to participate in, any Collateral until such time as all of the obligations owed by Borrower to Lender under this Agreement shall have been paid in full. Each Borrower, to the extent it may lawfully do so, waives any defense under California anti-deficiency statutes, or comparable provisions of the laws of any other state to the recovery of a deficiency after a foreclosure sale of such property.

19.2
BORROWER FURTHER REPRESENTS AND WARRANTS. Each Borrower represents and warrants to Lender that it has established adequate means of obtaining from each other Borrower, on a continuing basis, information pertaining to the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties, and each Borrower now is and will be familiar with the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties. Each Borrower waives and relinquishes any duty on the part of Lender (if such duty exists) to disclose to any Borrower any matter, fact or thing related to the businesses, operations, or conditions (financial or otherwise) of any other Borrower or its properties. Without limiting the generality of the foregoing, each Borrower waives any defenses or rights arising under or of the kind described in California Civil Code sections 2795, 2808, 2809, 2810, 2815, 2819 through 2825 (inclusive), 2832, 2839, and 2845 through 2850 (inclusive) and similar laws in other jurisdictions.

20. NO ORAL AGREEMENTS. The representatives of Lender are not authorized to make any oral agreements or assurances. Do not sign this Agreement if you believe that there are any agreements or understandings between you and Lender that are not set forth in writing in this Agreement or the other Loan Documents.

21. SUCCESSORS AND ASSIGNS. This Agreement, any Supplement and all other Loan Documents are binding on Borrower’s and Lender’s successors and assignees. Borrower shall not assign this Agreement any Loan or Loan Document without Lender’s prior written consent. Lender may sell participations in or assign this Agreement, and may exchange financial information about Borrower with actual or potential participants or assignees. If a participation is sold or the Agreement is assigned, the purchaser will have the right of set-off against Borrower.

22. SEVERABILITY; COUNTERPARTS. If one or more of the provisions of this Agreement, any Security Instrument or any other Loan Documents should be deemed or held to be invalid, illegal, unenforceable or against public policy in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. To the extent any waiver of a right by Borrower hereunder may be contrary to

Filing Ref. :	Windfall Investors, LLC, a California Limited Liability Company
Customer Number:	1700212664

applicable law, such waiver shall be deemed made to the extent allowed by such law. To the extent Nevada law applies, Borrower does not waive any right relating to the sale of real property provided under Nevada law. This Agreement may be signed in one or more counterparts which shall constitute one and the same Agreement.

23. CAPTIONS. Captions used in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any term or provision. As used herein, the word “including” means “including without limitation” and/or “including but not limited to”.

24. APPLICABLE LAW. This Agreement and any other Loan Document shall be governed by federal law, to the extent applicable, and shall otherwise be governed by the laws of the state specified in the address of Lender, on page 1. Any Loan Document specifying governing laws of a different state shall be governed thereby.

25. ENTIRE AGREEMENT; AMENDMENTS MUST BE IN WRITING. This Agreement and all other Loan Documents constitute the entire agreement between the Parties on the subject matter hereof; superseding all prior negotiations, communications, discussions, oral agreements, and promises concerning the Indebtedness or any Loan. This Agreement does not supersede any Loan Document(s) pertaining to other outstanding loan(s) of Borrower with Lender except as specified herein. This Agreement may be amended or modified only by a written instrument executed by Lender and Borrower.

Signature(s):

Windfall Investors, LLC, a California Limited Liability Company

By: Limoneira Company, a Delaware Corporation, Manager/Member

By:		5/27/2010
Harold S. Edwards, President

By:		5/27/2010
Don Delmatoff, Secretary